EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY



Entity                            State of Organization
------                            ---------------------

Country General, Inc.                    Delaware
Quality Farm & Fleet, Inc.               Michigan
Quality Stores Services, Inc.            Michigan